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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement on Form S-2 (333-104590) of our report dated February 6, 2004 (March 9, 2004 as to Note 12), which appears on page F-3 of the Annual Report on Form 10-K of Micro Component Technology, Inc. for the year ended December 31, 2003, and to reference to our firm under the caption "Experts" in the Prospectus.

/s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota
June 24, 2004

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM